SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

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Filed by a party other than the Registrant [   ]

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[ ]	Preliminary Proxy Statement
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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

NATIONAL COMPANIES, INC.
(Name orf Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATIONAL COMPANIES, INC.

4350 Oakes Road, Suite 512
Davie, Florida 33314

(954) 584-5080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 24, 2002

Notice is hereby given that the Annual Meeting of Shareholders of National Companies, Inc., a Florida corporation (the “Company”), will be held at 4:00 p.m. Central Standard Time on Wednesday, July 24, 2002, at the New Orleans Marriott, 555 Canal Street, New Orleans, Louisiana for the following purposes:

1.	The election of directors to serve until the next annual meeting or until their successors are duly elected and qualified

The Board of Directors has fixed the close of business on June 10, 2002 as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

It is important that all shareholders be represented at the Annual Meeting. We urge you to sign and return the enclosed Proxy as promptly as possible, whether or not you plan to attend the meeting. The Proxy should be returned in the enclosed postage prepaid envelope. If you do attend the Annual Meeting, you may then withdraw your Proxy. The Proxy may be revoked at any time prior to its exercise.

By Order of the Board of Directors,

LYNDA M. DAVIS

Vice President and Secretary

Davie, Florida
June 25, 2002

NATIONAL COMPANIES, INC.
4350 Oakes Road, Suite 512
Davie, Florida 33314
(954) 584-5080

PROXY STATEMENT

JUNE 25, 2002

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 24, 2002

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors (the “Board of Directors”) of National Companies, Inc., a Florida corporation (the “Company”), to the shareholders of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 4:00 p.m. Central Standard Time on Wednesday, July 24, 2002 at the New Orleans Marriott, 555 Canal Street, New Orleans, Louisiana and at any and all adjournments thereof. This Proxy Statement and the accompanying materials are first being mailed to shareholders on or about July 1, 2002. The Company’s principal executive office is located at 4350 Oakes Road, Suite 512, Davie, Florida 33314.

You may revoke the proxy at any time prior to its use by delivering a written notice to the Secretary of the Company, by executing a later-dated proxy or by attending the meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the meeting in accordance with the specifications made by you thereon, or, in the absence of such specifications for, the election of directors nominated herein for one year.

Holders of record of shares of Common Stock, par value $.001 per share, (“Common Stock”) of the Company at the close of business on June 10, 2002, will be entitled to one vote per share. The Common Stock will be voted together as one class. On June 25, 2002, there were approximately 3,575,538 outstanding shares of Common Stock of the Company. Other than the Common Stock, there are no other voting securities outstanding.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the outstanding shares of Common Stock by persons known by us to beneficially own more than 5% of the outstanding shares of Common Stock, by each director and officer, by nominees for directors of the Company, and by all directors and executive officers of the Company as a group:

NAMES AND ADDRESS OF
DIRECTORS, OFFICERS, AND                          NUMBER OF            PERCENT
5% SHAREHOLDERS                                   SHARES OWNED         OF CLASS
---------------                                   ------------         --------

Richard L. Loehr                                   2,000,000           55.93%
Chairman and CEO
4350 Oakes Road, Suite 512
Davie, Florida 33314

Douglas J. Borr                                      200,000           5.59
Vice President
1505 N. Riverside Drive, #1104
Pompano Beach, FL 33062

Lynda M. Davis                                       100,000           2.79
Vice President and Secretary
1201 River Drive, #403
Ft. Lauderdale, FL  33315

Carol Boozer                                         100,000           2.79
Vice President and Treasurer
913 8W 149 Way
Sunrise, FL  33326

Angela Loehr Chrysler                                105,000           2.93
Director
8864 Hilton Road
Brighton, MI  48114

Richard Chrysler                                       5,000            .14
Director
8485 Hilton Road
Brighton, MI  48114

Robert Fason                                          33,882            .94
Director
1004 Highway 3
Mt. Vernon, AR  72112

Les Whitaker                                           8,098            .22
Director
426 NO 16th
Muskogee, OK  74401

Shelley and Peter Goldstein (2)                      238,000           6.65
22154 Martella Ave.
Boca Raton, FL  33433

William R. Case                                      300,000           8.39
6575 Happy Hollow Trail
Gainesville, GA  30506

All Directors, Officers and
5% Shareholders as a Group                         3,089,980          86.42%
(1)	Table is based on current outstanding shares of 3,575,538 as of June 25, 2002.
(2)	Shelley Goldstein is our former sole executive and director. Mrs. Goldstein and her husband, Peter Goldstein, are the controlling shareholders of Goldco Properties, Ltd which owns 100,000 shares and Mr. Goldstein owns directly 1,000 shares. Combined with Mrs. Goldstein's direct ownership interest, Shelley Goldstein and Peter Goldstein beneficially own, as determined in compliance with SEC rules, 238,000 shares.

ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected to serve for a term of one year or until their successors are elected and qualified. It is intended that the proxies will be voted for the nominees set forth herein. Although it is expected that all candidates will be able to serve, if one or more is unable to do so, the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board of Directors unless it reduces the number of directors to be elected.

The following table sets forth certain information regarding each nominee for election as director of the Company:

NAME	PRINCIPAL OCCUPATION AND DIRECTORSHIPS	AGE	DIRECTOR SINCE
Richard Loehr	Chairman of the Board and Chief Executive Officer with responsibility for the day-to-day operations of the Company. Mr. Loehr designed National's Benefits Program. Mr. Loehr's career began as a teenage champion drag racer who caught the eye of Henry Ford, II. Ford admired Loehr's competitiveness and tireless work ethic. At Ford, Mr. Loehr spent a good deal of time as the head of the Ford Racing Team. During this time, Loehr acquired his management skills by emulating his mentor, Henry Ford. Loehr successfully practices those skills today at National. Following his outstanding racing career, Loehr remained in the automobile industry as the owner of successful automobile dealerships in Michigan. While the owner of a Chrysler dealership, Loehr met Lee Iococca, forging a strong friendship and business relationship with this American legend. Iococca so valued Loehr's abilities that he tapped him to head a massive fund raising campaign to restore the Stature of Liberty.	59	09/02/01

Angela Loehr Chrysler	Vice President of National Travel Services, Inc. Ms. Chrysler, the daughter of chairman and CEO Richard Loehr, is an experienced executive with an impressive professional background in sales and marketing. Ms. Chrysler's responsibilities include all aspects of running a travel business: sales, management, finance, Web maintenance, and training. Ms. Chrysler began her professional career in 1994 as a sales administrator for L&W Engineering, an automotive engineering company. In September 1996 until December 2000, Ms. Chrysler was involved in medical sales. She was first a territorial sales representative for RHEIN Medical, an ophthalmic instrument company with responsibility for managing approximately 300 accounts. She subsequently became an independent representative for Midwestern STAAR in Cincinnati, Ohio. STAAR manufactures injectable intraocular lenses. Ms. Chrysler managed approximately 250 STAAR including all current accounts covering Southern Michigan. From January 2000 until September 2000, Ms. Chrysler was the regional physician sales representative for Healtheon/WebMD, an Internet health services and information company headquartered in Atlanta, Georgia. Ms. Chrysler's responsibilities included in-service training for nurses and staff in the use of the WebMD Web site and its services. Her territory included Approximately five counties in Michigan with over 6,000 accounts. Ms. Chrysler left WebMD to help found National Travel Services. Ms. Chrysler holds a Bachelor of Science degree from Florida Atlantic University. Ms. Chrysler is the daughter of Richard Chrysler, another member of our Board of Directors.	30	09/02/01

Richard Chrysler	Dick Chrysler, was elected to the United States House of Representatives in 1994. He was one of only four people in the entire Congress with a background in manufacturing. He introduced the first bill on the first day in the 104th Congress that began the "Contract of America." In 1976, beginning in his living room, Mr. Chrysler founded Cars & Concepts which became Livingston County's largest employer with over 1,200 employees. In 1986, he sold Cars & Concepts to his employees. At that time the company had manufactured over one million vehicles for General Motors, Ford, and Chrysler Corporation, and 60% of all the convertibles in the world were produced by Mr. Chrysler's company. He has a number of patents in the automotive industry. Dick ran for Governor of the state of Michigan in 1986 and lost by 60,000 votes in a state of 6 million voters in his first attempt at elected office. He built a church for the First Presbyterian Church of Brighton. He then started a company that builds police vehicles called Cruisers with his two sons Rick and Phil, which they still own and operate today. Dick is currently President of The Ideal Group, a minority owned steel company that has doubled it's size to $75,000,000 in the last year. Dick was a member of the Board of Directors of the Michigan National Bank from 1980 to 1994, and has been the vice-chairman of Cleary College for the past 25 years.	60	09/02/01

Robert Fason	Mr. Fason is National's national sales manager and one of our top producers. Mr. Fason's rise within National is unprecedented in the history of the Company. Mr. Fason joined National in 1999 following a successful six-year career with National Safety Associates (NSA), including membership on the company's President's Advisory Council and Executive Committee. For ten years, prior to joining NSA Mr. Fason was a dairy farmer in Mount Vernon, Arkansas.	43	09/02/01

Les Whitaker	Mr. Whitaker is a regional director and member of National's prestigious Chairman's Circle. He received the Company's Platinum Presidential Award as recognition for his financial success. From 1982 until 1997, Mr. Whitaker was a successful direct marketing distributor for Amway Corporation. He later became the number one producer in the United States for Jewelway International serving as that company's national sales trainer. Mr. Whitaker holds a Bachelor of Science degree and a Master's degree in Civil Engineering from Oklahoma State University. He began his professional career as a partner in a highly successful engineering consulting firm.	43	09/02/01

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Our Board of Directors has met four (4) times since the beginning of fiscal year 2001. Meetings were held on September 2, 2001 and February 22, 2002 in which Richard Loehr, Les Whitaker, Robert Fason, Angela Loehr Chrysler, and Richard Chrysler were in attendance. A Special Meeting of the Board of Directors was held on April 4, 2002 in which Richard Loehr, Les Whitaker, Robert Fason, and Angela Loehr Chrysler were in attendance. The last meeting held took place on June 18, 2002 and Richard Loehr, Les Whitaker, Robert Fason, and Angela Loehr Chrysler attended.

Each director received $500.00 for attending each of the scheduled meetings of the Board of Directors since the beginning of fiscal year 2001.

We have no standing audit, nominating and compensation committees of the Board of Directors.

EXECUTIVE OFFICERS, DIRECTORS, AND KEY EMPLOYEES

Our Members of the Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

Our current executive officers, directors, and key employees are as follows:

NAME	AGE	POSITION
Richard Loehr	59	Chairman and Chief Executive Officer
Douglas J. Borr	59	Vice President
Lynda M. Davis	47	Vice President and Secretary
Angela Loehr Chrysler	30	Director
Carol Boozer	48	Comptroller
Richard Chrysler	60	Director
Robert Fason	43	Director
Les Whitaker	43	Director

The background information pertaining to the directors mentioned above can be found in the section entitled “ELECTION OF DIRECTORS.”

Douglas J. Borr is vice president of Team National with responsibility for developing the our multi-dimensional benefits packages. Mr. Borr is a capable and experienced businessman. His relationship with Mr. Loehr goes back to kindergarten confirming him as our loyal executive. Mr. Borr initially began his business affiliation with Mr. Loehr in 1970 as a salesman in one of Mr. Loehr's automobile dealerships. He was quickly promoted to sales manager and subsequently general manager of Mr. Loehr's Mazda, AMC, Jeep and RV dealership. Mr. Borr's leadership, foresight and ability to adjust to changing market trends brought many awards and commendations for the Loehr dealership, including the distinction as the number one Recreation Vehicle Dealership in the State of Michigan.

Mr. Borr remained general manager of the Loehr dealership until 1983 when he resigned to purchase his own AMC Jeep dealership in Grand Rapids, Michigan. Mr. Borr achieved significant success with this dealership, developing the business to one of the top five AMC Jeep dealerships in the state. He sold the dealership in 1988. From 1989 to 1991, Mr. Borr enjoyed semi-retirement. In 1991, he purchased a manufacturing plant, becoming president and chairman. He took this floundering plant, turned it around and developed it into a highly efficient and profitable business entity, which he sold in 1994.

In 1995, Mr. Borr renewed his business relationship with Mr. Loehr resulting in the formation of Nations Auto Fleet, Inc. and subsequently the development of the entire National benefits packages. Mr. Borr has been instrumental in negotiating all of the contracts the Company establishes with its providers. His skills are essential in procuring the best prices and products for National Associates.

Lynda M. Davis is our vice president and secretary. She joined National in 1999. Ms. Davis began her business career with Continental Homes of Chicago. At age 20, she became the company’s youngest sales manager with responsibility for Continental’s Subdivision division. She was awarded that company’s prestigious Million-Dollar Circle Award with gross sales of almost two million dollars (when the average cost of a home in her subdivision at that time was $30,000).

In 1978, Ms. Davis took a position with Eastern Airlines. She was quickly promoted to training flight attendant with the responsibility for the training and coordination of crews on each flight, as well as hands on instruction of new flight attendants. In 1989, Ms. Davis became a head flight attendant for American Airlines. In 1990, she joined American's International Division. In 1994, Ms. Davis was honored with American's prestigious Professional Flight Attendant Award. Ms. Davis retired in 1995.

Carol Boozer is our vice president and treasurer. She is responsible for all financial bookkeeping and reporting. At this time, Ms. Boozer reports directly to the chief executive officer. Ms. Boozer began her professional career in 1969. She worked in the automobile industry with various responsibilities until 1982 when she moved to Michigan. In Michigan, Ms. Boozer was hired by Richard Loehr as billing clerk and later office manager at one of his dealerships. After Mr. Loehr sold his dealerships, Ms. Boozer remained with the new owner until 1991. Ms. Boozer relocated to South Florida and was instrumental in establishing Nations Fleet, an affiliated company of National Companies.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to us for the fiscal year ended December 31, 2001. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

Name and Principal Position Deferred Salary	Salary	Bonus	Annual

Richard Loehr, Chairman & CEO	$ 0	$ 250,000	$ 0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The majority of the Company’s products and services are supplied by companies that are owned by the Company’s majority shareholder, president and Chairman of the Board of the Company. The affiliated companies only sell to the Company’s customers. No revenue is realized by the Company for product or service sold by these affiliates, except that one affiliate pays a commission, based on product sales, to the Company.

As of December 31, 2001, the Company had advanced to an affiliate, interest free, $2,143,409. The balance is anticipated to be repaid before the end of 2002.

An affiliate of the Company is owned by the majority shareholder of the Company, who is the president and Chairman of the Board of both the Company and the affiliate. The affiliate sold health insurance through two health care providers to customers of the Company. The State of Florida Department of Insurance has initiated proceedings against one health care provider, asserting that it was operating without a state license and was not a valid ERISA plan exempt from state regulation. The State of Texas Department of Insurance has initiated receivership proceedings against the other health care provider, also asserting that it was operating without a state license and was not a valid ERISA plan exempt from state regulation. Our understanding is that as of March 22, 2002, neither plan is operating or paying claims. The amount of unpaid claims that the Company is aware of as of March 22, 2001 is approximately $652.000.

National controls the supply of products and services through the affiliated operating companies owned and operated by National chairman and chief executive officer, Richard Loehr.

(1)	Team National Products, Inc. f/k/a/ Loehr's Auto Consulting, Inc. provides products jewelry, nutritional products, car care products, and telephone services to our customers. This affiliated company is also responsible for training materials, and for the National apparel line.
(2)	National Automotive, Inc., f/k/a Nation's Auto Fleet provides support services to The National Companies. Services and products include automotive sales and leasing, warranties, and financing.
(3)	The Company offers travel and vacation plans through its wholly-owned subsidiary National Travel Services, Inc. This company is a franchisee of UniGlobe Travel.
(4)	The Company recently established National Insurance Group, Inc. to design innovative insurance products for the Company. These products, provided by an A+ rated United States insurance company, include critical care, Medicare, dental, health and term life insurance and are an important component in the Company’s product mix.

INDEPENDENT PUBLIC ACCOUNTANTS

The independent accountant for the Company for the fiscal year ended December 31, 2001 was Robert Jarkow, CPA., who will continue in that capacity for the current fiscal year. Mr. Jarkow is expected to be present at the meeting on July 24, 2002 to respond to appropriate questions.

FEES
AUDIT FEES	$45,000
FINANCIAL INFORMATION SYSTEMS	$25,000
DESIGN AND IMPLEMENTATION
ALL OTHER FEES	0

The Board of Directors has considered whether the provision of the services covered in paragraphs e(2)and e(3) of Item 9 of Reg. Section 240.14a-101 is compatible with maintaining the principal accountant’s independence.

SHAREHOLDER PROPOSALS

Shareholder proposals for the 2003 Annual Meeting of Shareholders of the Company must be received no later than December 31, 2002 at the Company’s principal executive offices, 4350 Oakes Road, Suite 512, Davie, Florida 33314, directed to the attention of the Secretary, in order to be considered for inclusion in next year’s annual meeting proxy material under the Securities and Exchange Commission’s proxy rules. Under the Company’s Bylaws, written notice of shareholder proposals for the 2003 Annual Meeting of Shareholders of the Company which are not intended to be considered for inclusion in next year’s annual meeting proxy material (shareholder proposals submitted outside the processes of Rule 14a-8) must be received no later than December 31, 2002 and no earlier than November 30, 2002 at such offices, directed to the attention of the Secretary, and such notice must contain the information specified in the Company’s Bylaws.

The foregoing notice and Proxy Statement are sent by order of the Board of Directors.

LINDA M. DAVIS
Vice President and Secretary

June 25, 2002

A COPY (WITHOUT EXHIBITS) OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 HAS BEEN PROVIDED WITH THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST OF SUCH SHAREHOLDER, AN ADDITIONAL COPY OF SUCH ANNUAL REPORT. SUCH REQUESTS SHOULD BE ADDRESSED TO LINDA M. DAVIS, NATIONAL COMPANIES, INC., 4350 OAKES ROAD, SUITE 512, DAVIE, FLORIDA 33314.

Preliminary Copy -- For the Information of the SEC Only

NATIONAL COMPANIES, INC.

2002 Annual Meeting of Shareholders

July 24, 2002
4:00 p.m. C.S.T.

You May Vote by Mail
(see instructions on reverse side)

YOUR VOTE IS IMPORTANT

PROXY

NATIONAL COMPANIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors.

Lynda M. Davis, Vice President and Secretary, with the power of substitution, is hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of National Companies, Inc. to be held in New Orleans, Louisiana, on Wednesday, July 24, 2002, at 4:00 p.m., Central Standard Time, and to vote the number of shares which the undersigned would be entitled to vote if personally present on the matters listed on the reverse side hereof and in their discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIGN AND DATE THIS CARD IN THE SPACES ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

[SEE REVERSE] [ SIDE ]	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	[SEE REVERSE] [ SIDE ]

DETACH HERE

[ X ]     Please mark votes as in this sample.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF DIRECTORS. THIS PROXY WILL BE VOTED AS YOU DIRECT: IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED "FOR" THIS MATTER.

ELECTION OF DIRECTORS:
Nominees: Richard Loehr, Angela Loehr Chrysler, Richard Chrysler, Robert Fason, Les Whitaker

FOR ALL NOMINEES [   ]            [   ] WITHHELD FROM ALL NOMINEES

For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT           [   ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign your name as it appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature:                                   Date:
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